Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Festa to Retire as Grace CEO in Q4 2018,
Remain as Non-Executive Chairman

La Force Elected to Grace Board

COLUMBIA, MD - November 3, 2017 - W. R. Grace & Co. (NYSE: GRA) announced today that Fred Festa intends to step down as Chief Executive Officer during the fourth quarter of 2018, but remain as non-executive Chairman. Grace also announced that, as part of its succession plan, the Board of Directors has elected Hudson La Force, President and Chief Operating Officer, as a director of the company.

“Fred has led the company through one of the most challenging periods in its history,” said Chris Steffen, Lead Independent Director. “He led us out of bankruptcy, made several significant acquisitions, and repositioned our portfolio by spinning off our former construction chemicals and packaging businesses, all while increasing the company’s profitability and positioning it for a successful future.”

Mr. Festa joined Grace as President and COO in 2003 and became CEO in 2005. Mr. La Force joined Grace as CFO in 2008 and became President and COO in 2016.

“Hudson will be a great addition to our Board,” said Festa. “He brings thoughtful leadership, critical thinking, and strategic vision to the company. I also would like to thank the Board for their strong support and guidance over the last 14 years. I am proud to lead a company that is so committed to serving its customers.”

About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments-Catalysts Technologies and Materials Technologies-provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,700 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions;

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developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties related to the company’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel during the period following the separation transaction; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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